Exhibit 99.1

OSR Holdings Co., Ltd.

and its subsidiaries

Consolidated financial statements

for the years ended December 31, 2024 and 2023

with the independent Registered Public Accounting Firm’s report

OSR Holdings Co., Ltd.

i

8th FL, 8, Uisadang-daero Yeongdeungpo-gu,Seoul, 07236, Korea
Telephone: 82-2-782-9940
Telefax: 82-2-782-9941
www.rsm.global/korea

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of OSR Holdings Co., Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of OSR Holdings Co., Ltd. and its subsidiaries (the “Company”) as of December 31, 2024 and 2023, and the related consolidated statement of operations and comprehensive income, changes in stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2024, and the related notes (collectively, the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2024 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Shinhan Accounting Corporation

We have served as the Company's auditor since 2023.

Seoul, Korea

April 15, 2025

OSR HOLDINGS CO., LTD. AND SUBSIDIARIES

Condensed Consolidated Financial Statements

December 31, 2024 and 2023

OSR HOLDINGS CO., LTD. AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2024 and 2023

(In Korean won, except share data)

	2024		2023
Assets
Current assets:
Cash and cash equivalents	₩	502,068,374	₩	696,542,458
Trade and other receivables, less allowance for credit losses of ₩99,342,317 in 2024 and ₩45,492,513 in 2023		1,372,721,306		1,543,542,712
Inventories, net		1,355,497,530		1,790,054,138
Prepaid income taxes		56,989		6,705,149
Other current financial assets		80,000,000		68,777,020
Other current assets		109,595,125		91,500,706
Total current assets		3,419,939,324		4,197,122,183
Equipment and vehicles, net		3,431,142		22,726,614
Operating lease right-of-use assets, net		115,371,622		210,350,535
Intangible assets, net		217,643,573,093		230,848,992,354
Goodwill		35,800,477,223		35,800,477,223
Other non-current financial assets		484,000,640		483,286,651
Deferred tax assets		135,387,907		108,925,647
Total assets	₩	257,602,180,951	₩	271,671,881,207
Liabilities and Stockholders’ Equity

Current liabilities:
Short-term borrowing	₩	2,645,700,000	₩	500,000,000
Trade and other payables		1,585,777,171		1,955,746,193
Accrued expenses		676,028,150		558,554,905
Operating lease liabilities-current		65,768,881		105,829,155
Other current liabilities		117,272,265		106,140,035
Income taxes payable		374,553		17,873,233
Total current liabilities		5,090,921,020		3,244,143,521
Long-term debt		731,494,610		460,000,000
Operating lease liabilities- non-current		49,057,460		101,657,569
Other non-current liabilities		2,435,281		2,435,281
Deferred tax liabilities		41,212,196,232		43,328,007,126
Total liabilities		47,086,104,603		47,136,243,497

Stockholders’ equity:
Common stock, ₩5,000 par value, Authorized 4,000,000 shares; 1,887,070 shares issued and outstanding as of December 31, 2024 and 2023		9,435,350,000		9,435,350,000
Additional paid-in capital		229,027,323,455		229,027,323,455
Accumulated deficit		(28,184,403,138)		(14,095,976,021)
Accumulated other comprehensive income		237,806,031		168,940,276
Total stockholders’ equity		210,516,076,348		224,535,637,710
Total liabilities and stockholders’ equity	₩	257,602,180,951	₩	271,671,881,207

The accompanying notes are an integral part of the consolidated financial statements.

OSR HOLDINGS CO., LTD. AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Income

Years ended December 31, 2024 and 2023

(In Korean won)

	2024		2023
Net sales	₩	4,815,262,460	₩	4,453,551,060
Cost of sales		3,708,752,734		3,278,702,931
Gross profit		1,106,509,726		1,174,848,129
Selling, general, and administrative expenses		17,054,432,263		15,955,518,638
Operating loss		(15,947,922,537)		(14,780,670,509)
Other income (expense):
Interest income		29,045,210		22,585,540
Interest expense		(70,019,312)		(454,140,294)
Other income		135,298,267		160,571,422
Other expenses		(367,776,673)		(685,461,727)
Loss before income taxes		(16,221,375,045)		(15,737,115,568)
Income tax benefit		2,132,947,928		2,128,451,322
Net loss		(14,088,427,117)		(13,608,664,246)
Attributable to:
OSR Holdings Co., Ltd. and subsidiaries		(14,088,427,117)		(13,608,664,246)
Non-controlling interests		-		-
Other comprehensive income for the year, net of tax
Gain on foreign currency translation		68,865,755		168,940,276
Total comprehensive loss for the year	₩	(14,019,561,362)	₩	(13,439,723,970)
Attributable to:
OSR Holdings Co., Ltd. and subsidiaries		(14,019,561,362)		(13,439,723,970)
Non-controlling interests		-		-

(Loss) earnings per share attributable to OSR Holdings Co., Ltd. and subsidiaries
Basic loss per ordinary share	₩	(7,466)	₩	(8,156)

The accompanying notes are an integral part of the consolidated financial statements.

OSR HOLDINGS CO., LTD. AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders’ Equity

Years ended December 31, 2024 and 2023

(In Korean won, except share data)

	Common stock			Additional paid-in		Accumulated		Accumulated other comprehensive		Total stockholders’
	Shares	Amounts		capital		deficit		Income		equity
Balance at January 1, 2023	1,160,672	₩	5,803,360,000	₩	108,148,632,336	₩	(487,311,775)	₩	—	₩	113,464,680,561
Net loss	—		—		—		(13,608,664,246)		—		(13,608,664,246)
Foreign currency translation adjustment	—		—		—		—		168,940,276		168,940,276
Stock issued	726,398		3,631,990,000		120,878,691,119		—		—		124,510,681,119
Balance at December 31, 2023	1,887,070	₩	9,435,350,000	₩	229,027,323,455	₩	(14,095,976,021)	₩	168,940,276	₩	224,535,637,710
Balance at January 1, 2024	1,887,070	₩	9,435,350,000	₩	229,027,323,455	₩	(14,095,976,021)	₩	168,940,276	₩	224,535,637,710
Net loss	—		—		—		(14,088,427,117)		—		(14,088,427,117)
Foreign currency translation adjustment	—		—		—		—		68,865,755		68,865,755
Balance at December 31, 2024	1,887,070	₩	9,435,350,000	₩	229,027,323,455	₩	(28,184,403,138)	₩	237,806,031	₩	210,516,076,348

The accompanying notes are an integral part of the consolidated financial statements.

OSR HOLDINGS CO., LTD. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended December 31, 2024 and 2023

(In Korean won)

	2024		2023
Cash flows from operating activities:
Net loss	₩	(14,088,427,117)	₩	(13,608,664,246)
Adjustments to reconcile net loss to cash used in opearting activities:
Income tax benefit		(2,132,947,928)		(2,146,399,043)
Depreciation		8,047,152		101,467,794
Amortization		13,208,883,333		12,310,159,342
Loss on disposal of intangible assets		-		402,355,143
Loss on disposal of tangible assets		2,944,982		-
Loss on inventory valuation		17,719,158		-
Lease expense		100,500,000		109,881,120
Bad debts		78,709,804		45,492,513
Severance pay		110,081,242		91,730,517
Interest expense		-		391,130,545
Gain on sale of tangible assets		-		(1,362,637)
Loss on foreign currency translation		230,532,385		92,438,038
Changes in operating assets and liabilities:
Decrease (increase) in trade and other receivables		119,737,321		(898,335,701)
Decrease (increase) in inventories, net		416,837,450		(427,536,519)
Decrease in prepaid income taxes		-		7,823,651
Increase in other current financial assets		-		(68,777,020)
Increase in other current assets		(21,094,419)		(70,889,953)
Decrease in trade and other payables		(469,252,802)		(3,419,000,414)
Increase in accrued expenses		4,626,284		168,832,044
(Decrease) increase in tax payables		(20,175,746)		12,476,481
Decrease in lease liabilities		(100,500,000)		(83,945,144)
Increase (decrease) in other liabilities		11,132,230		(23,996,874)
Net cash used in operating activities		(2,522,646,671)		(7,015,120,363)

Cash flows from investing activities:

Decrease in deposits		11,347,500		150,000
Increase in short-term loan		(272,628,233)		-
Decrease in short-term loan		949,710,999		-
Disposal of equipment and vehicles		8,485,528		4,350,940
Purchase of equipment and vehicles		-		(11,436,364)
Purchase of intangible assets		-		(9,589,573)
Increase in deposits		(10,000,000)		(35,058,299)
Net cash provided by (used in) investing activities		686,915,794		(51,583,296)

Cash flows from financing activities:
Proceeds from short-term borrowing		2,253,491,000		-
Proceeds from long-term debt		322,815,586		1,443,140,500
Repayment of short-term borrowing		(893,723,000)		(636,263,607)
Repayment of long-term debt		(67,175,478)		(544,538,903)
Issuance of convertible bonds		-		4,000,000,000
Payment of stock issuance costs		-		(17,806,500)
Net cash provided by financing activities		1,615,408,108		4,244,531,490
Net change in cash and cash equivalents		(220,322,769)		(2,822,172,169)
Effects of changes in exchange rate on cash and cash equivalents		25,848,685		(38,151,031)
Cash and cash equivalents at beginning of year		696,542,458		3,556,865,658
Cash and cash equivalents at end of year	₩	502,068,374	₩	696,542,458
Supplemental disclosures of cash flow information:
Cash paid for interest	₩	73,644,872	₩	-
Cash paid for income taxes (net of refunds received)		20,175,746		-

The accompanying notes are an integral part of the consolidated financial statements.

OSR HOLDINGS CO., LTD. AND SUBSIDIARIES

Notes to The Consolidated Financial Statements

December 31, 2024 and 2023

(1)	Organization and nature of business

The consolidated financial statements of OSR Holdings Co., Ltd. (the “Company” or the “Parent”) and its subsidiaries (collectively, the “Group”) for the year ended December 31, 2024 were authorized for issuance in accordance with a resolution of the directors meeting on March 26, 2025. The registered office is located at 37-36 Hoedong-gil, Paju-si, Gyeongi-do, Republic of Korea.

The Company is a global life sciences holding company based in South Korea and is actively engaging in drug development, dedicating to advance healthcare outcome and driving social progress. Through open innovation and responsible investment, the Company aims to make a lasting impact across the industry as well as our society. With a strong focus on oncology and immunology, the Company’s mission is to build a robust portfolio of ventures, bringing innovative and transformative therapies to market.

Details of shareholders as of December 31, 2024 are as follows:

Name of Shareholder	Number of ordinary share	Percentage of ownership
Bellevue Capital Management LLC	581,031	30.79%
Bellevue Capital Management Europe AG	241,000	12.77%
Joint Protein Central Co., Ltd.	200,868	10.64%
Invites Ventures Co., Ltd.	135,129	7.16%
CG Invites Co., Ltd.	83,999	4.45%
PARK, CHAN KYOO	82,721	4.38%
Joint Center For Biosciences	78,720	4.17%
Others	483,602	25.64%
Total	1,887,070	100.00%

Details of investments in subsidiaries as of December 31, 2024 are as follows:

Name of subsidiary	Share capital	Percentage of ownership	Principal activities	Country of incorporation
VAXIMM AG (“VAXIMM”)	1,091,203,754	100.00%	Biotech (drug development)	Switzerland
RMC Co., Ltd. (“RMC”)	35,000,000	100.00%	Medical device distribution	Republic of Korea
Darnatein Co., Ltd. (“Darnatein”)	6,466,667,000	100.00%	Biotech (drug development)	Republic of Korea

Key financial information of the subsidiaries at December 31, 2024 are as follows (Korean won in thousands):

Name of subsidiary	Asset		Liability		Equity		Sales		Net Income(loss)
VAXIMM	₩	1,313,081	₩	456,268	₩	856,813	₩	2,981	₩	(609,078)
RMC		3,336,159		2,337,428		998,731		4,812,281		(168,819)
Darnatein		175,944		803,717		(627,773)		-		(507,227)

OSR HOLDINGS CO., LTD. AND SUBSIDIARIES

Notes to The Consolidated Financial Statements

December 31, 2024 and 2023

Summaries of entities, which are newly included in consolidation scope for the years ended December 31, 2024 and 2023 are as follows:

For the year ended December 31, 2023
Name of subsidiary	Reason	Type of purchase consideration
Darnatein	Acquisition (*1)	New shares of the Parent and other financial assets

(*1) The Parent acquired subsidiary in March 2023 and accounted the acquisitions on March 31, 2023, which is deemed the acquisition date.

(2)	Summary of significant accounting policies

a.	Basis of presentation

These consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (US-GAAP).

b.	Principle of consolidation

The consolidated financial statements include the accounts of OSR Holdings Co., Ltd. and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

The Company consolidates entities in which it has a controlling financial interest based on either the variable interest entity (VIE) or voting interest model. The Company is required to first apply the VIE model to determine whether it holds a variable interest in an entity, and if so, whether the entity is a VIE. If the Company determines it does not hold a variable interest in a VIE, it then applies the voting interest model. Under the voting interest model, the Company consolidates an entity when it holds a majority voting interest in an entity.

The Company accounts for investments in which it has significant influence but not a controlling financial interest using the equity method of accounting.

c.	Use of estimates

The preparation of the consolidated financial statements in conformity with US-GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include allowance for credit losses, valuation of inventories, valuation of deferred tax assets, the useful lives of equipment and vehicles, lease liabilities and right-of-use assets, and other contingencies.

d.	Cash and cash equivalents

The Group considers all highly liquid financial instruments with original maturities of three months or less when purchased to be cash equivalents.

e.	Allowance for credit losses

The Group records an allowance for credit losses (ACL) under Subtopic 326-20 Financial Instruments - Credit Losses – Measured at Amortized Cost for the current expected credit losses inherent in its financial assets measured at amortized cost and contract assets. The ACL is a valuation account deducted from the amortized cost basis to present the net amount expected to be collected. The estimate of expected credit losses includes expected recoveries of amounts previously written off as well as amounts expected to be written off.

OSR HOLDINGS CO., LTD. AND SUBSIDIARIES

Notes to The Consolidated Financial Statements

December 31, 2024 and 2023

Accounts receivable

The Group uses an aging schedule to estimate the ACL for trade accounts receivable. This method categorizes trade receivables into different groups based on industry and the number of days past due. Past due status is measured based on the number of days since the payment due date. The trade receivables are evaluated individually for expected credit losses if they no longer share similar risk characteristics. The Group determines that the receivables no longer share similar risk characteristic if they are past due balances over 90 days and over a specified amount. The Group evaluates the collectability of trade accounts receivables with payments that are more than 90 days past due on an individual basis to determine if any are deemed uncollectible. Trade accounts receivable balances are deemed uncollectible and written off as a deduction from the allowance after all means of collection have been exhausted.

f.	Accounts receivable

Accounts receivables are recorded at the invoiced amount and do not bear interest. Amounts collected on trade accounts receivable are included in cash flows from operating activities in the consolidated statements of cash flows.

g.	Inventories

Inventories are stated at the lower of cost or net realizable value and cost is determined by the first-in, first-out method. Cost comprises of direct materials and delivery costs, direct labor, import duties and other taxes, an appropriate proportion of variable and fixed overhead expenditure based on normal operating capacity, and, where applicable, transfers from cash flow hedging reserves in equity. Costs of purchased inventory are determined after deducting rebates and discounts received or receivable.

Stock in transit is stated at the lower of cost and net realizable value. Cost comprises of purchase and delivery costs, net of rebates and discounts received or receivable.

Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.

h.	Equipment and vehicles

Equipment and vehicles are stated at historical cost less accumulated depreciation and accumulated impairment losses. Historical cost includes expenditure that is directly attributable to the acquisition of the items.

Depreciation of all equipment and vehicles is calculated using the straight-line method to allocate their cost or revalued amounts, net of their residual values, over their estimated useful lives as follows:

Estimated useful lives
Vehicle	5 years
Office equipment	5 years
Facility equipment	3 to 13 years

The assets’ depreciation method, residual values and useful lives are reviewed, and adjusted if appropriate, at the end of each reporting period.

i.	Goodwill and intangible assets

Goodwill represents the excess purchase price over the estimated fair value of net assets acquired in a business combination.

The Group accounts for intangible assets in accordance with Topic 350, Intangibles – Goodwill and Other. Topic 350 requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives and reviewed for impairment in accordance with accounting standards.

OSR HOLDINGS CO., LTD. AND SUBSIDIARIES

Notes to The Consolidated Financial Statements

December 31, 2024 and 2023

When impairment indicators are identified, the Group compares the reporting unit’s fair value to its carrying amount, including goodwill. An impairment loss is recognized as the difference, if any, between the reporting unit’s carrying amount and its fair value, to the extent the difference does not exceed the total amount of goodwill allocated to the reporting unit.

Indefinite-lived intangible assets are tested for impairment annually, and more frequently when there is a triggering event. Annually, or when there is a triggering event, the Group first performs a qualitative assessment by evaluating all relevant events and circumstances to determine if it is more likely than not that the indefinite-lived intangible assets are impaired; this includes considering any potential effect on significant inputs to determining the fair value of the indefinite-lived intangible assets. When it is more likely than not that an indefinite-lived intangible asset is impaired, then the Group calculates the fair value of the intangible asset and performs a quantitative impairment test.

j.	Impairment of long--lived assets

Long-lived assets, such as equipment, vehicles and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group to be tested for possible impairment, the Group first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment loss is recognized to the extent that the carrying amount exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

k.	Leases

The Group is a lessee in several noncancellable operating leases, primarily for plants and main offices. The Group does not have a finance lease.

The Group accounts for leases in accordance with Topic 842, Leases. The Group determines if an arrangement is or contains a lease at contract inception. The Group recognizes a right-of-use (ROU) asset and a lease liability at the lease commencement date.

For operating leases, the lease liability is initially and subsequently measured at the present value of the unpaid lease payments at the lease commencement date. For finance leases, the lease liability is initially measured in the same manner and date as for operating leases and is subsequently measured at amortized cost using the effective-interest method.

Key estimates and judgments include how the Group determines (1) the discount rate it uses to discount the unpaid lease payments to present value, (2) lease term, and (3) lease payments.

●	Topic 842 requires a lessee to discount its unpaid lease payments using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. Generally, the Group cannot determine the interest rate implicit in the lease because it does not have access to the lessor’s estimated residual value or the amount of the lessor’s deferred initial direct costs. Therefore, the Group generally uses its incremental borrowing rate as the discount rate for the lease. The Group’s incremental borrowing rate for a lease is the rate of interest it would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms. Because the Group does not generally borrow on a collateralized basis, it uses the interest rate it pays on its noncollateralized borrowings as an input to deriving an appropriate incremental borrowing rate, adjusted for the amount of the lease payments, the lease term, and the effect on that rate of designating specific collateral with a value equal to the unpaid lease payments for that lease.

OSR HOLDINGS CO., LTD. AND SUBSIDIARIES

Notes to The Consolidated Financial Statements

December 31, 2024 and 2023

●	The lease term for all of the Group’s leases includes the noncancellable period of the lease plus any additional periods covered by either a Group option to extend (or not to terminate) the lease that the Group is reasonably certain to exercise, or an option to extend (or not to terminate) the lease controlled by the lessor.

●	Lease payments included in the measurement of the lease liability comprise the following:

–	Fixed payments, including in-substance fixed payments, owed over the lease term (includes termination penalties the Group would owe if the lease term reflects the Group’s exercise of a termination option);

–	Variable lease payments that depend on an index or rate, initially measured using the index or rate at the lease commencement date;

–	Amounts expected to be payable under a Group-provided residual value guarantee; and

–	The exercise price of a Group option to purchase the underlying asset if the Group is reasonably certain to exercise the option.

The ROU asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for lease payments made at or before the lease commencement date, plus any initial direct costs incurred less any lease incentives received.

For operating leases, the ROU asset is subsequently measured throughout the lease term at the carrying amount of the lease liability, plus initial direct costs, plus (minus) any prepaid (accrued) lease payments, less the unamortized balance of lease incentives received. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

ROU assets are periodically reduced by impairment losses. The Group uses the long-lived assets impairment guidance in Subtopic 360-10, Property, Plant, and Equipment – Overall, to determine whether an ROU asset is impaired, and if so, the amount of the impairment loss to recognize.

The Group monitors events or changes in circumstances that require a reassessment of one of its leases. When a reassessment results in the remeasurement of a lease liability, a corresponding adjustment is made to the carrying amount of the corresponding ROU asset unless doing so would reduce the carrying amount of the ROU asset to an amount less than zero. In that case, the amount of the adjustment that would result in a negative ROU asset balance is recorded in profit or loss.

Operating lease ROU assets are presented as operating lease right of use assets on the consolidated balance sheets. The current portion of operating lease liabilities are presented separately on the consolidated balance sheets.

OSR HOLDINGS CO., LTD. AND SUBSIDIARIES

Notes to The Consolidated Financial Statements

December 31, 2024 and 2023

The Group has elected not to recognize ROU assets and lease liabilities for short-term leases that have a lease term of 12 months or less. The Group recognizes the lease payments associated with its short- term leases as an expense on a straight-line basis over the lease term.

l.	Foreign currency translation

The Group has operations in South Korea, Switzerland, and Germany. Accounting records in foreign operations are maintained in local currencies and remeasured to the Korean won during the consolidation. Nonmonetary assets and liabilities are translated at historical rates, and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Income statement accounts are translated at average rates for the year. Gains or losses from remeasurement of foreign currency financial statements into the Korean won are included in current results of comprehensive income.

m.	Revenue recognition

The Group only has revenue from customers. The Group recognizes revenue when it satisfies performance obligations under the terms of its contracts, and control of its products is transferred to its customers in an amount that reflects the consideration the Group expects to receive from its customers in exchange for those products. This process involves identifying the customer contract, determining the performance obligations in the contract, determining the transaction price, allocating the transaction price to the distinct performance obligations in the contract, and recognizing revenue when the performance obligations have been satisfied. A performance obligation is considered distinct from other obligations in a contract when it (a) provides a benefit to the customer either on its own or together with other resources that are readily available to the customer and (b) is separately identified in the contract. The Group considers a performance obligation satisfied once it has transferred control of a good or product to a customer, meaning the customer has the ability to direct the use and obtain the benefit of the good or product.

n.	Income taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Group recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Valuation allowances are established when management determines it is more likely than not that some portion, or all, of the deferred tax assets will not be realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Group reports income tax-related interest and penalties relating to uncertain tax positions, if applicable, as a component of income tax expense.

o.	Fair value measurements

The Group utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Group determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

–	Level 1 inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

OSR HOLDINGS CO., LTD. AND SUBSIDIARIES

Notes to The Consolidated Financial Statements

December 31, 2024 and 2023

–	Level 2 inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

–	Level 3 inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

The carrying value of cash and cash equivalents, trade and other receivables, inventories, prepaid expenses and other current and financial assets, trade and other payable, short-term borrowing, current operating lease liabilities, and accrued expenses and other current liabilities approximates their fair value due to the short-term nature of these instruments. The carrying amount reported in the consolidated balance sheets for notes payable to related party may differ from fair value since the interest rate is fixed.

p.	Accounting pronouncements adopted during 2024

In October 2021, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which provides an exception to fair value measurement for contract assets and contract liabilities related to revenue contracts acquired in a business combination. The ASU requires an entity (acquirer) to recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with Topic 606. At the acquisition date, an acquirer should account for the related revenue contracts in accordance with Topic 606 as if it had originated the contracts. The ASU is effective for the Company for annual and interim periods in fiscal years beginning after December 15, 2023. The Company adopted this ASU effective January 1, 2024 with no material impact.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires enhanced disclosure of significant segment expenses on an annual and interim basis. The ASU is effective for the Company for annual and interim periods in fiscal years beginning after December 15, 2023, and for interim periods beginning January 1, 2025. The Company adopted this ASU effective January 1, 2024 with no material impact.

q.	Accounting pronouncements issued, but not adopted as of December 31, 2024

In October 2023, the FASB issued ASU 2023-06, Disclosure Improvements – Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative. The ASU modifies the disclosure or presentation requirements of a variety of Topics in the Codification to align with the SEC’s regulations. The ASU also makes those requirements applicable to entities that were not previously subject to the SEC’s requirements. The ASU is effective for the Company two years after the effective date to remove the related disclosure from Regulation S-X or S-K. As of the date these financial statements have been made available for issuance, the SEC has not yet removed any related disclosure. The Group does not expect the adoption of ASU 2023-06 to have a material effect on its consolidated financial statements.

OSR HOLDINGS CO., LTD. AND SUBSIDIARIES

Notes to The Consolidated Financial Statements

December 31, 2024 and 2023

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which improves the transparency of income tax disclosures by requiring consistent categories and greater disaggregation of information in the effective tax rate reconciliation and income taxes paid disaggregated by jurisdiction. It also includes certain other amendments to improve the effectiveness of income tax disclosures. This ASU will be effective for the annual periods beginning the year ended December 31, 2026. Early adoption is permitted. Upon adoption, this ASU can be applied prospectively or retrospectively. The Group is currently evaluating the impact this ASU will have on the Group's consolidated financial statements.

In March 2024, the FASB issued ASU 2024-02, Codification Improvements—Amendments to Remove References to the Concepts Statements. This ASU removes references to various FASB Concepts Statements to simplify the Codification and draw a distinction between authoritative and nonauthoritative literature. ASU 2024-02 is effective for the Company’s annual reporting periods beginning after December 15, 2025. Adoption is either with a prospective method or a fully retrospective method of transition. Early adoption is permitted. The Company does not expect the adoption of ASU 2024-02 to have a material effect on its consolidated financial statements.

(3)	Critical accounting estimates and assumptions

The preparation of consolidated financial statements requires the Group to make estimates and assumptions concerning the future. Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

Income taxes

The Group’s taxable income generated from these operations are subject to income taxes based on tax laws and interpretations of tax authorities in numerous jurisdictions. There are many transactions and calculations during the ordinary course of business for which the ultimate tax determination is uncertain.

Deferred tax assets are recognized for deductible temporary differences and unused tax losses to the extent that it is probable that taxable profit will be available against which the temporary differences and the losses can be utilized. Significant management judgement is required to determine the amount of deferred tax assets that can be recognized, based upon the likely timing and the level of future taxable profits, together with future tax planning strategies

Business combinations

Business combinations are initially accounted for on a provisional basis. The fair value of assets acquired, liabilities and contingent liabilities assumed are initially estimated by the Parent taking into consideration all available information at the reporting date. Fair value adjustments on the finalization of the business combination accounting is retrospective, where applicable, to the period the combination occurred and may have an impact on the assets and liabilities, depreciation and amortization reported.

OSR HOLDINGS CO., LTD. AND SUBSIDIARIES

Notes to The Consolidated Financial Statements

December 31, 2024 and 2023

Patent technology

Patent technology is recognized in Intangible assets on the consolidated balance sheets. The Group considers both qualitative and quantitative factors when determining whether the patent technology may be impaired. For the purposes of assessing impairment, the Group follows its accounting policy disclosed in Note 2. In assessing whether there is any indication that the patent technology may be impaired, the Group considers, at minimum, the following indications:

External sources of information

●	there are observable indications that the patent technology’s value has declined during the period significantly more than would be expected as a result of the passage of time or normal use.

●	significant changes with an adverse effect on the Group have taken place during the period, or will take place in the near future, in the technological, market, economic or legal environment in which the entity operates or in the market to which an asset is dedicated.

●	market interest rates or other market rates of return on investments have increased during the period, and those increases are likely to affect the discount rate used in calculating an asset’s value in use and decrease the asset’s recoverable amount materially.

●	the carrying amount of the net assets of the entity is more than its market capitalization.

Internal sources of information

●	evidence is available of obsolescence or physical damage of the patent technology.

●	significant changes with an adverse effect on the entity have taken place during the period, or are expected to take place in the near future, in the extent to which, or manner in which, the patent technology is used or is expected to be used. These changes include the patent technology becoming idle, plans to discontinue or restructure the operation to which the patent technology belongs, and plans to dispose of the patent technology before the previously expected date.

●	evidence is available from internal reporting that indicates that the economic performance of the patent technology is, or will be, worse than expected.

(4)	Financial risk management

The Group is exposed to various financial risks such as market risk (exchange risk, interest rate risk), credit risk and liquidity risk due to various activities. The Group’s overall risk management policy focuses on volatility in the financial markets and focuses on minimizing any negative impact on financial performance. Risk management is conducted under the supervision of the finance department according to the policy approved by the Board of Directors. The finance department identifies, evaluates and manages financial risks in close cooperation with the sales departments. The Board of Directors provides written policies on overall risk management principles and specific areas such as foreign exchange risk, interest rate risk, credit risk, use of derivative and non-derivative financial instruments, and investments in excess of liquidity.

Market risk management

Market risk is the risk of possible losses which arise from the changes of market factors, such as interest rate, stock price, foreign exchange rate, commodity value and other market factors related to the fair value or future cash flows of the financial instruments, such as securities, derivatives and others.

OSR HOLDINGS CO., LTD. AND SUBSIDIARIES

Notes to The Consolidated Financial Statements

December 31, 2024 and 2023

a.	Currency risk

The following table sets forth the result of foreign currency translation into Korean won for financial assets and liabilities denominated in foreign currency of the Group as of December 31, 2024 and 2023:

(Korean won in unit)	December 31, 2024
	USD		EUR		CHF
Assets in foreign currency	₩	55,715,573	₩	409,786,171	₩	855,866,862
Liabilities in foreign currency		2,836,170,916		205,318,314		236,486,223

(Korean won in unit)	December 31, 2023
	USD		EUR		CHF
Assets in foreign currency	₩	29,220,473	₩	301,368,136	₩	744,194,360
Liabilities in foreign currency		64,470,000		16,289,133		-

The following table sets forth the impact of strengthening (or weakening) of the Korean won by a hypothetical 10% against each foreign currency on the Group’s after-tax profit (or loss), assuming all other variables remain constant.

(Korean won in unit)	December 31, 2024				December 31, 2023
	Rise		Fall		Rise		Fall
USD	₩	(278,045,534)	₩	278,045,534	₩	(3,524,953)	₩	3,524,953
EUR		20,446,786		(20,446,786)		28,507,900		(28,507,900)
CHF		61,938,064		(61,938,064)		74,419,436		(74,419,436)

b.	Interest rate risk

Interest rate risk refers to the risk that interest income and interest expenses arising from deposits or borrowings will fluctuate due to changes in market interest rates in the future, which mainly arises from deposits and borrowings with floating interest rates. The goal of interest rate risk management is to maximize corporate value by minimizing uncertainty caused by interest rate fluctuations.

As of the end of the reporting period, there are no financial instruments subject to a variable interest rate.

c.	Price risk

Price risk is the risk that the fair value of a financial instrument or future cash flows will change due to changes in market prices other than interest rate or foreign exchange rate. As of the end of the reporting period, the Group is not exposed to commodity price risk. Investments in financial instruments are made on a non-recurring basis according to management’s judgment.

Credit risk management

Credit risk is the risk of possible losses in an asset portfolio in the events of counterparty’s default, breach of contract and deterioration in the credit quality of the counterparty. For the risk management reporting purposes, the Group manages the credit risk systematically and pursues value maximization and continuous growth of the Group by efficient resource allocation and monitoring non-performing loans. In order to reduce the risks that may occur in transactions with financial institutions, such as cash and cash equivalents and various deposits, the Group conducts transactions only with financial institutions with high creditworthiness. As of December 31, 2024, the Group believes that there are low signs of material default, and the maximum exposure to credit risk as of December 31, 2024 is equal to the book value of financial instruments (excluding cash).

OSR HOLDINGS CO., LTD. AND SUBSIDIARIES

Notes to The Consolidated Financial Statements

December 31, 2024 and 2023

Liquidity risk management

The Group constantly monitors its liquidity positions to ensure that no borrowing limits or commitments are breached to meet operating capital needs. In estimating liquidity, we also take into account external laws or legal requirements, such as the group’s financing plan, compliance with agreements, internal target financial ratios and currency restrictions.

The Group’s liquidity risk analysis details as of December 31, 2024 and 2023 are as follows:

(Korean won in unit)	December 31, 2024
					Remaining maturity
	Book Value		Cash flow by contract		Within a year		1 year to 3 years		More than 3 years

Borrowings	₩	3,377,194,610	₩	3,561,821,706	₩	2,705,396,137	₩	51,520,000	₩	804,905,569
Other Payables		2,261,805,321		2,261,805,321		2,261,805,321		-		-
Lease liabilities		114,826,341		137,500,000		72,000,000		65,500,000		-
Total	₩	5,753,826,272	₩	5,961,127,027	₩	5,039,201,458	₩	117,020,000	₩	804,905,569

(Korean won in unit)	December 31, 2023
					Remaining maturity
	Book Value		Cash flow by contract		Within a year		1 year to 3 years		More than 3 years

Borrowings	₩	960,000,000	₩	1,000,657,534	₩	523,000,000	₩	477,657,534	₩	-
Other Payables		2,514,301,098		2,514,301,098		2,514,301,098		-		-
Lease liabilities		207,486,724		259,101,400		114,981,120		134,120,280		10,000,000
Total	₩	3,681,787,822	₩	3,774,060,032	₩	3,152,282,218	₩	611,777,814	₩	10,000,000

Capital risk management

Capital includes issued capital, share premium and all other equity reserves attributable to the equity holders of the Group. The primary objective of the Group’s capital management is to maximize the shareholder value.

The Group manages its capital structure and makes adjustments in light of changes in economic conditions and the requirements of the financial covenants. To maintain or adjust the capital structure, the Group may adjust the dividend payment to shareholders, return capital to shareholders or issue new shares. The Group uses the debt ratio as a capital management indicator. This ratio is calculated by dividing total liabilities by total equity, and total liabilities and total equity are calculated based on the amounts in the Group’s consolidated financial statements.

OSR HOLDINGS CO., LTD. AND SUBSIDIARIES

Notes to The Consolidated Financial Statements

December 31, 2024 and 2023

The group’s debt ratio as of December 31, 2024 and 2023 are as follows:

(In Korean won)
	December 31, 2024		December 31, 2023
Net borrowings (A)
Borrowings	₩	3,377,194,610	₩	960,000,000
Lease liabilities		114,826,341		207,486,724
Less: cash and cash equivalents		(502,068,374)		(696,542,458)
		2,989,952,577		470,944,266
Total equity (B)		210,516,076,348		224,535,637,710
Debt ratio (A / B)		1.4%		0.2%

(5)	Fair value measurements

Book value and fair value of financial instruments

The difference between the carrying amount and fair value of the Group’s financial assets and liabilities as of December 31, 2024 and 2023 are insignificant.

Fair value hierarchy

All financial assets and liabilities for which fair value is measured or disclosed in the financial statements are categorized within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

●	Level 1 - Quoted (unadjusted) market prices in active markets for identical assets or liabilities

●	Level 2 - Valuation techniques for which the lowest level input that is significant to the fair value measurement is directly or indirectly observable

●	Level 3 - Valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable

Fair values of the Group’s financial assets and liabilities as of December 31, 2024 and 2023, which are accounted as amortized cost, are categorized as Level 3.

Recurring transfer between levels of the fair value hierarchy

There is no transfer of fair value hierarchy among Level 1, Level 2 and Level 3 for the years ended December 31, 2024 and 2023, respectively.

OSR HOLDINGS CO., LTD. AND SUBSIDIARIES

Notes to The Consolidated Financial Statements

December 31, 2024 and 2023

(6)	Financial instruments by category

The carrying value of financial instruments category as of December 31, 2024 and 2023 are as follows:

(In Korean won)	December 31, 2024
	Financial assets at amortized cost		Financial assets at fair value		Financial liabilities at amortized cost		Total
Fianancial assets:
Cash and cash equivalents	₩	502,068,374	₩	-	₩	-	₩	502,068,374
Trade and other receivables		1,372,721,306		-		-		1,372,721,306
Other current financial assets		80,000,000		-		-		80,000,000
Other non-current financial assets		484,000,640		-		-		484,000,640

Fianancial liabilities:
Trade and other payables		-		-		1,585,777,171		1,585,777,171
Borrowings		-		-		3,377,194,610		3,377,194,610

(Korean won in unit)	December 31, 2023
	Financial assets at amortized cost		Financial assets at fair value		Financial liabilities at amortized cost		Total
Financial assets:
Cash and cash equivalents	₩	696,542,458	₩	-	₩	-	₩	696,542,458
Trade and other receivables		1,543,542,712		-		-		1,543,542,712
Other current financial assets		68,777,020		-		-		68,777,020
Other non-current financial assets		483,286,651		-		-		483,286,651

Financial liabilities:
Trade and other payables		-		-		1,955,746,193		1,955,746,193
Borrowings		-		-		960,000,000		960,000,000

Net gains or losses by financial instrument category for the years ended December 31, 2024 and 2023 are as follows:

(Korean won in unit)
	2024		2023
Amortized cost:
Interest income	₩	29,045,210	₩	24,992,432
Foreign exchange gains		51,039,369		47,005,063
Gains on foreign currency translation		52,398,302		102,283,538
Interest expense		(70,019,312)		(447,915,943)
Losses on foreign currrency transaction		(74,004,911)		(86,945,552)
Losses on foreign currrency translation		(282,930,687)		(194,721,576)

Financial assets measured at fair value through profit and loss:
Gains on disposal		-		-

(7)	Cash and cash equivalents

The Group considers all money market funds and highly liquid financial instruments with original maturities of three months or less to be cash equivalents.

(In Korean won)
	December 31, 2024		December 31, 2023
Cash and cash equivalents	₩	502,068,374	₩	696,542,458

OSR HOLDINGS CO., LTD. AND SUBSIDIARIES

Notes to The Consolidated Financial Statements

December 31, 2024 and 2023

(8)	Trade and other receivables, net

All trade receivables are recorded at the invoiced amount and do not bear interest. Amounts collected on trade receivables are included in net cash provided by operating activities in the statements of cash flows. The Group does not have any off-balance sheet credit exposure related to its customers.

(In Korean won)	December 31, 2024		December 31, 2023
Trade receivables	₩	1,428,892,358	₩	1,520,894,893
Less: Allowance for credit losses		(99,342,317)		(45,492,513)
Net trade receivables		1,329,550,041		1,475,402,380
Other receivables		43,171,265		68,140,332
Total	₩	1,372,721,306	₩	1,543,542,712

(9)	Inventories, net

Inventories consisted of the following as of December 31, 2024 and 2023:

(In Korean Won)	December 31, 2024		December 31, 2023
Merchandised goods	₩	1,396,094,103	₩	1,812,931,553
Less inventory reserves		(40,596,573)		(22,877,415)
	₩	1,355,497,530	₩	1,790,054,138

(10)	Other financial assets

Details of other financial assets as of December 31, 2024 and 2023 are as follows:

(in Korean won)	December 31, 2024				December 31, 2023
	Current		Non-current		Current		Non-current
Leasehold guarantee deposits	₩	80,000,000	₩	31,853,884	₩	68,777,020	₩	34,917,468
Other deposits		-		1,600,000		-		7,947,500
Loan		-		450,546,756		-		440,421,683
Total	₩	80,000,000	₩	484,000,640	₩	68,777,020	₩	483,286,651

(11)	Other assets

Details of other assets as of December 31, 2024 and 2023 are as follows:

(in Korean won)	December 31, 2024				December 31, 2023
	Current		Non-current		Current		Non-current
Prepayments	₩	79,245,038	₩	-	₩	58,543,364	₩	-
Prepaid expenses		30,350,087		-		32,957,342		-
Total	₩	109,595,125	₩	-	₩	91,500,706	₩	-

OSR HOLDINGS CO., LTD. AND SUBSIDIARIES

Notes to The Consolidated Financial Statements

December 31, 2024 and 2023

(12)	Equity method investment

Details of investment under the equity method are as follows:

(In Korean won)			December 31, 2024			December 31, 2023
	Location	Main business	Ownership	Book value		Ownership	Book value
Taction Co., LTD	Korea	Software development	33.3%	₩	-	33.3%	₩	-

The summarized financial information of investment under the equity method as of the closing date and for the current period is as follows:

(In Korean won)	As of and for the year ended December 31,2024
								Comprehensive
	Assets		Liabilities		Revenue		Net loss	loss
Taction Co., LTD	₩	101,448,175	₩	44,391,660	₩	-	₩ (38,715,293)	₩ (38,715,293)

Changes of book value of investments in associate accounted using equity method for the years ended December 31, 2024 and 2023 are as follows:

(in Korean won)	For the year ended December 31, 2024
	Beginning		Acquisition		Impairment loss		Ending
Taction Co., Ltd.	₩	-	₩	-	₩	-	₩	-

(in Korean won)	For the year ended December 31, 2023
	Beginning		Acquisition		Impairment loss		Ending
Taction Co., Ltd.	₩	-	₩	-	₩	-	₩	-

Taction Co., Ltd. was incorporated to engage in software development and IT consulting. As no practical plan to generate revenue and maintain going-concern basis in the foreseeable future was provided, the Parent recognized impairment loss amounting to acquisition cost in 2022.

(13)	Equipment and vehicles, net

Equipment and vehicles consist as of December 31, 2024 and 2023:

	December 31, 2024		December 31, 2023
Office equipment	₩	39,560,713	₩	39,560,713
Tools and instruments		33,350,272		33,350,272
Machinery and equipment		32,709,091		32,709,091
Facilities		309,600,616		374,868,705
Vehicles		13,780,909		39,785,349
		429,001,601		520,274,130
Less accumulated depreciation		(425,570,459)		(497,547,516)
Equipment and vehicles, net	₩	3,431,142	₩	22,726,614

OSR HOLDINGS CO., LTD. AND SUBSIDIARIES

Notes to The Consolidated Financial Statements

December 31, 2024 and 2023

(14)	Goodwill

Changes of goodwill for the years ended December 31, 2024 and 2023 are as follows:

(in Korean won)	For the year ended December 31, 2024
	Beginning		Business combination		Impairment loss		Ending
Goodwill	₩	35,800,477,223	₩	-	₩	-	₩	35,800,477,223

(in Korean won)	For the year ended December 31, 2023
	Beginning		Business combination		Impairment loss		Ending
Goodwill	₩	3,628,205,933	₩	32,172,271,290	₩	-	₩	35,800,477,223

(15)	Intangible assets, net

The acquired intangible assets, all of which are being amortized, have an average useful life of approximately 20 years. Intangible assets consist of the following as of December 31, 2024.

	For the year ended December 31, 2024
(In Korean won)	Average useful life	Gross carrying amount		Accumulated amortization		Net carrying amount
Technology license	20 years	₩	143,806,736	₩	115,305,420	₩	28,501,316
Customer relationship	20 years		851,287,339		340,514,936		510,772,403
Patent technology	20 years		242,277,049,512		25,172,750,138		217,104,299,374
		₩	243,272,143,587	₩	25,628,570,494	₩	217,643,573,093

	For the year ended December 31, 2023
(In Korean won)	Average useful life	Gross carrying amount		Accumulated amortization		Net carrying amount
Technology license	20 years	₩	140,342,664	₩	109,946,192	₩	30,396,472
Customer relationship	20 years		851,287,339		170,257,468		681,029,871
Patent technology	20 years		242,277,049,512		12,139,483,501		230,137,566,011
		₩	243,268,679,515	₩	12,419,687,161	₩	230,848,992,354

Accumulated amortization expense for intangible assets is ₩24,716,929,782 and ₩12,419,687,161 for the years ended December 31, 2024 and 2023, respectively.

(16)	Short-term borrowings

The Group has a loan agreement with Bellevue Capital Management Europe AG and as of December 31, 2024, the outstanding balance was ₩882,000,000 (3.00% interest rate at December 31, 2024), which matures in March 2025.

The Group has a loan agreement with Bellevue Capital Management Europe AG and as of December 31, 2024, the outstanding balance was ₩382,200,000 (3.00% interest rate at December 31, 2024), which matures in July 2025.

The Group has a loan agreement with Bellevue Life Sciences Acquisition Corp. and as of December 31, 2024, the outstanding balance was ₩441,000,000 (3.96% interest rate at December 31, 2024), which matures in October 2025.

The Group has a loan agreement with an individual and as of December 31, 2024, the outstanding balance was ₩73,500,000 (7.00% interest rate at December 31, 2024), which matures in December 2025.

OSR HOLDINGS CO., LTD. AND SUBSIDIARIES

Notes to The Consolidated Financial Statements

December 31, 2024 and 2023

The Group has multiple loan agreements with an individual and as of December 31, 2024, the outstanding balance was ₩600,000,000 (0% interest rate at December 31, 2024), which mature various dates in 2025.

The Group has a loan agreement with an individual and as of December 31, 2023, the outstanding balance was ₩300,000,000 (0% interest rate at December 31, 2023), ₩33,000,000 of which was paid in 2024. The remaining balance of ₩267,000,000 (0% interest rate at December 31, 2024) was outstanding as of December 31, 2024, which matures in December 2025.

The Group has a loan agreement with an individual and as of December 31, 2023, the outstanding balance was ₩200,000,000 (0% interest rate at December 31, 2023), which was fully paid in 2024.

(17)	Long-term debt

The Group has long-term debt agreements with individuals and as of December 31, 2024, the total outstanding balance was ₩731,494,610 (4.6% interest rate at December 31, 2024), which matures in 2030.

The Group has long-term debt agreements with individuals and as of December 31, 2023, the total outstanding balance was ₩460,000,000 (4.6% interest rate at December 31, 2023), which matures in 2030.

(18)	Leases

The Group has operating leases for properties, including manufacturing plants, offices.

Leases have remaining lease terms of longer than 12 months, some of which include options to extend the lease and some include options to terminate the lease before term. The Group does not assume renewals in our determination of the lease term, unless the renewals are deemed to be reasonably certain as of the commencement date of the lease. Lease agreements do not contain any material residual value guarantees or material variable lease payments.

The Group has entered into various operating leases with a lease term of 12 months or less. The Group has elected to not capitalize leases with a lease term of 12 months or less.

As the rate implicit in most of our leases is not readily determinable, the Group uses its estimated incremental borrowing rate based on the information available at the commencement date in determining the present value of the lease payments.

The lease expense is included in rent expense of Selling, general and administrative expenses in the consolidated statements of operation and the amounts for the years ended December 31, 2024 and 2023, are as follows:

	Years ended December 31
(In Korean Won)	2024		2023
Operating lease expense	₩	100,500,000	₩	109,881,120

OSR HOLDINGS CO., LTD. AND SUBSIDIARIES

Notes to The Consolidated Financial Statements

December 31, 2024 and 2023

Supplemental balance sheet information related to leases is as follows:

	As of December 31
(In Korean Won)	2024		2023
Operating leases:
Total opearting lease right-of-use assets	₩	115,317,622	₩	210,350,535

Current operating lease liabilities	₩	65,768,881	₩	105,829,155
Non-current operating lease liabilties		49,057,460		101,657,569
Total operating lease liabilities	₩	114,826,341	₩	207,486,724

Weighted-average remaining lease term
Operating leases		24.1 months		31.1 months

Weighted-aveage discount rate
Operating leases		17.9%		16.9%

The following table summarizes maturities of lease liabilities in undiscounted basis as of December 31, 2024 (in Korean Won)

2025	72,000,000
2026	55,500,000
2027	10,000,000
Total undiscounted lease payments	137,500,000
Less imputed interest	(22,673,659)
Total lease liabilities	114,826,341

Other information related to leases as of December 31, 2024 and 2023 were as follows:

(In Korean Won)	2024		2023
Supplemental cash flow information:
Cash paid for amounts included in the measurement of lease liabilities:
Cash used in operations for operating leases	₩	96,479,566	₩	83,945,144

ROU assets obtained in exchange for lease obligations:
Operating leases		—		13,979,432

Reductions to ROU assets resulting from reductions to lease obligations:
Operating leases		10,273,282		109,881,120

(19)	Post-employment benefits

The Group maintains a defined contribution retirement benefit plan for its employees. The Group is obligated to pay fixed contributions to an independent fund, and the amount of future retirement benefits to be paid to employees is determined by the contributions made to the fund, etc., and the investment income generated from those contributions. Plan assets are managed independently from the Group’s assets in a fund managed by a trustee.

OSR HOLDINGS CO., LTD. AND SUBSIDIARIES

Notes to The Consolidated Financial Statements

December 31, 2024 and 2023

Danatein’s pension plan has converted from the DB type to the DC type at the end of March 31, 2017, and is obligated to pay severance payment as DB type which incurred before the March 31, 2017.

Meanwhile, expenses recognized by the Group in relation to the defined contribution retirement benefit plan for the years ended December 31, 2024 and 2023 are ₩166,453 thousand and ₩119,411 thousand, respectively.

(20)	Stockholders’ equity

Details of share capital as at December 31, 2024 and 2023 are as follows:

(Korean won in unit and number of shares)
	December 31, 2024
	Par value	Shares	Shares issued and	Common
	per share	authorized	outstanding	stock
Common stock	₩ 5,000	4,000,000	1,887,070	₩ 9,435,350,000

(Korean won in unit and number of shares)
	December 31, 2023
	Par value	Shares	Shares issued and	Common
	per share	authorized	outstanding	stock
Common stock	₩ 5,000	4,000,000	1,887,070	₩ 9,435,350,000

OSR HOLDINGS CO., LTD. AND SUBSIDIARIES

Notes to The Consolidated Financial Statements

December 31, 2024 and 2023

Changes in number of common stock for the years ended December 31, 2024 and 2023 are as follows:

(In Korean Won in unit and number of shares)	For the year ended December 31, 2024
	Number of common stock	Common stock
January 1, 2024	1,887,070	₩	9,435,350,000
December 31, 2024	1,887,070	₩	9,435,350,000

(In Korean Won in unit and number of shares)	For the year ended December 31, 2023
	Number of common stock	Common stock
January 1, 2023	1,160,672	₩	5,803,360,000
Issuance of common stock	669,145		3,345,725,000
Conversion of convertible bonds	57,253		286,265,000
December 31, 2023	1,887,070	₩	9,435,350,000

(21)	Additional paid-in capital

Details of other components of stockholders’ equity as of December 31, 2024 and 2023, are as follows:

(In Korean won)
	December 31, 2024		December 31, 2023
Additional paid-in capital in excess of par value	₩	229,027,323,455	₩	229,027,323,455

OSR HOLDINGS CO., LTD. AND SUBSIDIARIES

Notes to The Consolidated Financial Statements

December 31, 2024 and 2023

Changes in additional paid-in capital for the years ended December 31, 2024 and 2023 are as follows:

(In Korean won)	For the year ended
	December 31, 2024		December 31, 2023
Beginning balance	₩	229,027,323,455	₩	108,148,632,336
Issuance of common stock		—		115,641,230,170
Conversion of convertible bonds		—		5,237,460,949
Ending balance	₩	229,027,323,455	₩	229,027,323,455

(22)	Related party transactions

As of December 31, 2024, the Group’s related parties are as follows:

Type	Related parties
Ultimate parent entity	Bellevue Capital Management LLC
Major shareholder of the Parent	Bellevue Capital Management Europe AG
Subsidiaries	RCM, VAXIMM, Darnatein
Associates	Taction Co., Ltd.
Other related parties	Bellevue Global Life Sciences Investors LLC
Bellevue Life Sciences Acquisition Corp.

There are no sales and procurement transactions and treasury transactions with related parties for the years ended December 31, 2024 and 2023.

Details of receivables and payables from related party transactions as at December 31, 2024 and 2023 are as follows:

(In Korean Won)	December 31, 2024
	Related parties	Short-term borrowings
Bellevue Capital Management Europe AG	Major shareholder of Parent	₩	1,264,200,000
Bellevue Life Sciences Acquisition Corp.	Other related parties		441,000,000
Key management	Individuals		940,500,000

(In Korean Won)	December 31, 2023
	Related parties	Short-term borrowings
Key management	Individuals	₩	500,000,000

Compensations paid or accrued to key management of the Parent for the years ended December 31, 2024 and 2023 are as follows:

(In Korean Won)	Year ended December 31
	2024		2023
Salaries	₩	470,154,484	₩	615,446,525

The Group’s key management includes registered directors who have important authority and responsibility for planning, operation, and control of the Group’s business activities.

No collateral or guarantee were provided for related parties and were received from related parties as of December 31, 2024 and 2023.

OSR HOLDINGS CO., LTD. AND SUBSIDIARIES

Notes to The Consolidated Financial Statements

December 31, 2024 and 2023

(23)	Administrative expenses

Details of administrative expenses for the years ended December 31, 2024 and 2023 are as follows:

(Korean won in unit)	2024		2023
Salary	₩	1,253,205,790	₩	1,081,263,640
Retirement payment		166,453,931		151,441,927
Employee benefits		73,372,133		69,035,866
Travel expenses		76,529,813		54,919,163
Entertainment expenses		55,362,210		56,884,678
Communication cost		3,031,155		2,973,063
Tax and due		32,023,580		27,741,980
Depreciation cost		9,805,403		101,467,794
Amortization of intangible assets		13,208,883,333		12,310,159,342
Rental cost		154,774,000		139,501,473
Repair fee		190,909		5,751,818
Insurance cost		17,963,413		26,876,797
Vehicle maintenance fee		45,884,849		23,552,429
Allowance for expected credit losses		78,709,804		45,492,513
Research and development expenses		219,812,340		323,591,877
Travel expenses		4,231,518		3,232,644
Training cost		13,980		292,000
Publishing fee		497,500		956,700
Office supplies fee		400,828		5,910
Consumable cost		30,698,944		34,622,650
Commisions and professional fee		1,592,057,255		736,699,779
Building management fee		26,744,415		712,429,052
Advertising expenses		3,785,160		8,925,543
Personal services		-		37,700,000
Total	₩	17,054,432,263	₩	15,955,518,638

(24)	Income taxes

A summary of income tax benefit for the years ended December 31, 2024 and 2023, is as follows:

(In Korean Won)	Year ended December 31
	2024		2023
Current:
Primary jurisdiction (Republic of Korea)	₩	2,132,947,928	₩	2,128,451,322
Foreign		—		—
		2,132,947,928		2,128,451,322
Deferred:
Primary jurisdiction (Republic of Korea)		—		—
Foreign		—		—
		—		—
Income tax benefits	₩	2,132,947,928	₩	2,128,451,322

There is no deferred tax recognized in other than net income for the years ended December 31, 2024 and 2023.

OSR HOLDINGS CO., LTD. AND SUBSIDIARIES

Notes to The Consolidated Financial Statements

December 31, 2024 and 2023

The provision for income taxes differs from that computed by applying statutory rates to loss before income taxes. Explanations of the relationship between income tax benefits and accounting loss for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
Loss before income taxes	₩	(16,221,375,045)	₩	(15,737,115,568)
Income tax based on statutory tax rate		3,401,355,470		3,269,257,154
Adjustments:
Non-deductible expenses (benefits) for tax purposes		-		(1,679,707)
Tax credit		(1,751,294)		-
Special tax for rural areas		270,431		792,427
Reduction in tax rate		-		-
Unrecognized changes in temporary differences		(613,322,487)		(1,249,007,755)
Others (changes in effective tax rate)		(653,604,192)		109,089,203
Income tax benefits	₩	2,132,947,928	₩	2,128,451,322

In assessing the reliability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon these considerations as of December 31, 2024 and 2023, the Company had a full valuation allowance for the net deferred tax assets on one of its Asian subsidiaries and certain of its European subsidiaries. Also, as of December 31, 2024 and 2023, the Company had a partial valuation allowance offsetting certain deferred tax assets of another one of its Asian subsidiaries. Management believes that it is more likely than not that the Company will realize the benefits of the remaining deductible differences, net of valuation allowances, at December 31, 2024.

Items that result in deferred tax assets and liabilities at December 31, 2024 and 2023 are as follows:

(Korean won in unit)	Year ended December 31
	2024		2023
Deferred tax assets:
Account payable (severance)	₩	79,968,030	₩	96,264,791
Interest payable		102,815,375		98,415,885
Amortization of intangible assets		568,286,212		438,988,604
Net operating loss carryforward		923,009,074		742,068,617
Other		(297,819,469)		148,399,441
Gross Deferred tax assets		1,376,259,222		1,524,137,338
Valuation allowance		(1,240,871,315)		(1,415,211,691)
Total deferred tax assets		135,387,907		108,925,647
Deferred tax liabilities:
PPA effect		(41,212,196,232)		(43,328,007,126)
Total deferred tax liabilities		(41,212,196,232)		(43,328,007,126)
Net deferred tax liabilities	₩	(41,076,808,325)	₩	(43,219,081,479)

The Company did not have any material uncertain tax positions, which should be recognized in the consolidated financial statements as of December 31, 2024. In addition, the Company did not have any unrecognized tax benefits, which, if recognized, would affect the effective tax rate for the year then ended.

OSR HOLDINGS CO., LTD. AND SUBSIDIARIES

Notes to The Consolidated Financial Statements

December 31, 2024 and 2023

(25)	Loss per share

Basic loss per share for the years ended December 31, 2024 and 2023 are calculated as follows:

(Korean won in unit and number of shares)	Year ended December 31
	2024		2023
Net loss (A)	₩	(14,088,427,117)	₩	(13,608,664,246)
Weighted average number of ordinary shares outstanding (B)		1,887,070		1,668,498
Basic loss per ordinary share (A/B)	₩	(7,466)	₩	(8,156)

Weighted average number of ordinary shares outstanding for the years ended December 31, 2024 and 2023 are calculated as follows:

(Number of shares)	Year ended December 31
	2024	2023
Ordinary shares outstanding at the beginning	1,887,870	1,160,672
Weighted number of ordinary shares newly issued	-	446,458
Weighted number of ordinary shares newly issued	-	49,604
Conversion of convertible bonds	-	11,764
Weighted average number of ordinary shares outstanding	1,887,870	1,668,498

The group’s diluted loss per share is the same as basic loss per share because there is no dilution effect.

(26)	Business combinations

The Parent acquired Darnatein (a novel drug development company) (referred as the “Acquiree” herein) as it executes on its business plan to further expand its business by discovering and investing in innovative healthcare companies with cutting-edge technology and creating operating synergies between subsidiaries. As the Parent and the Acquiree former owners exchanged only equity interests in business combination transactions and the acquisition-date fair value of the Parent’s equity interests could not reliably be measured, the Parent determined the amount of goodwill by using the acquisition-date fair value of the Acquiree equity interests instead of the acquisition-date fair value of the shares transferred.

Vaximm and Darnatein can be reasonably categorized as “(bio)platform companies” which differ from the companies only with drug development pipelines. Bioplatforms can be defined as biotechnologies that, once created and harnessed, allow for the intentional and repeatable generation of multiple medicines or agricultural and sustainability products. Both Vaximm and Darnatein are biotech companies whose drug R&D pipelines are based on their own in-house platform technologies that are protected by either patents or trade secrets. According to the “hub-and-spoke” business model of OSR Holdings, the Parent has assumed the position to either own or control the technology platforms of Vaximm and Darnatein through the Business Combinations, which means that the Parent will be able to launch new services to external clients or create additional drug candidates by a new start-up or Joint Venture with business partners based on their direct ownership or control over the platform technologies acquired from the Business Combinations. Such quality would support the goodwill recognition.

OSR HOLDINGS CO., LTD. AND SUBSIDIARIES

Notes to The Consolidated Financial Statements

December 31, 2024 and 2023

Details of business combination that occurred for the year ended December 31, 2023 is as follows (no business combination occurred for the year ended December 31, 2024):

(In Korean won)		For the year ended December 31, 2023
			Ownership	Total
Acquiree	Main business	Acquisition date	(%)	consideration
Darnatein	New drug development, etc.	March 31, 2023	100.0%	₩ 105,004,724,500

Details of identifiable assets and liabilities and goodwill, which are recognized as the result of the acquisition of Darnatein completed during the year ended December 31, 2023 are set forth in the table below.

(in Korean won)
	Darnatein
Fair value of total identifiable assets:
Current assets:
Cash and cash equivalents	₩	88,452,978
Trade and other receivables		5,593,090
Current tax assets		368,040
Non-current assets:
Equipment and vehicles		9,421,068
Right-of-use assets		94,273,525
Intangible assets		95,348,738,746
Non-current financial assets		1,420,000
		95,548,267,447
Fair value of total identifiable liabilties:
Current liabilities:
Trade and other payables		90,567,854
Lease liabilities		43,339,023
Current other liabilities		8,377,504
Non-current liabilities:
Severance payment		2,435,281
Lease liabilities		75,796,433
Deferred tax liabilities		25,024,086,000
		25,244,602,095
Fair value of identifiable net assets		70,303,665,352
Goodwill		34,701,059,198
Purchase consideraation transferred (*)	₩	105,004,724,550

The Group’s consolidated statement of operations included ₩519,776,284 and ₩271,016,537 of operating loss, which included ₩12,000,000 and ₩91,179,603 of intangible amortization, from Darnatein for the years ended December 31, 2024 and 2023, respectively. The following unaudited pro forma consolidated results of operations assume that the acquisition of Darnatein was completed as of January 1, 2023.

(Korean won in unit)	(Unaudited) Year ended December 31
	2024		2023
Total operating revenues	₩	-	₩	-
Net loss attributable to OSR Holdings		(507,226,648)		(1,002,639,294)

Pro forma data may not be indicative of the results that would have been obtained had these events occurred at the beginning of the periods presented, nor is it intended to be a projection of future results.

OSR HOLDINGS CO., LTD. AND SUBSIDIARIES

Notes to The Consolidated Financial Statements

December 31, 2024 and 2023

The acquisition-date fair value of Darnatein was measured using the Discount Cash Flow (“DCF”) method and the Risk adjusted Net Present Value (“r-NPV”) method by outside valuation professionals. Key estimations and assumptions used in measuring the fair value of Darnatein are as follows:

●	19.88% of discount rate (Weighted Average Cost of Capital: WACC) used in discounting operating cashflows

●	Patent technology will generate operating revenue for 20 years

(*1) OSR ordinary shares issued for purchase consideration of ₩105,004,724,550 is 590,425 shares at ₩177,846 per share. The number of OSR ordinary shares to be issued was determined based on negotiation with former owners of Darnatein.

Patent technology

Details of patent technology recognized from the acquisition of Darnatein that occurred during the year ended December 31, 2023 are set forth in the table below.

(Korean won in thousand)

Amount
Patent technology project code:
DRT 101	₩	94,788,203

DRT-101 is a synthetic bio-signaling molecule that replaces BMPRII-binding segments of BMP-7, one of the bone-forming proteins, with high affinity ActRII binding segments of Activin A, a member of the transforming growth factor β (TGF-β) superfamily along with BMP-7. In nature, endogenous BMP7 promotes chondrogenesis in damaged cartilage tissue by signaling primarily via the type II receptor BMPRII and to a lesser extent via the activin type II receptor ActRII, which it binds with lower affinity. DRT-101 amplifies intracellular regeneration signaling capacity compared to natural BMP-7 and allows for regeneration and restoration of mechanically depleted cartilage cells to normal levels.

Osteoarthritis is the most common joint disorder in the aging population. Although surgical treatment of osteoar-thritis can reduce pain and improve joint mobility and function, the operative management of osteoarthritis is associated with significant cost and morbidity. Unmet medical needs for DRT-101 for Osteoarthritis are enormous specially with aging population. Unique market opportunity of DRT-101 relies on novel Mechanism of Action of DRT-101 that can lead to potential first-in-class DMOAD (Disease-Modifying Osteoarthritis Drug) in the market.

Darnatein is pursuing pre-clinical studies of DRT-101 targeting osteoarthritis and plans to file Investigational New Drug Application (IND) to the U.S. Food and Drug Administration by 2025 for Phase 1 clinical trial, with aims of FDA approval by 2032. Darnatein will seek to create cashflow via licensing deals from the preclinical and clinical developments of its pipeline assets.

OSR HOLDINGS CO., LTD. AND SUBSIDIARIES

Notes to The Consolidated Financial Statements

December 31, 2024 and 2023

Net cashflow from the acquisitions for the year ended December 31, 2023 is as follows:

(in Korean won)

	2023
Net cash outflow arising from acquisition of Darnatein:
Cash consideration	₩	-
Less: cash and cash equivalent balances acquired		(88,452,978)
	₩	(88,452,978)

(27)	Commitment and contingencies

The Group has no pending litigation cases arising in the ordinary course of business as of December 31, 2024 and 2023. The Parent has entered into various contractual commitments related to the acquisition of VAXIMM including a future financial obligation of CHF 7,416 underlying as of December 31, 2024. Meanwhile, both parties have agreed to remove section 6.1.3 of the license agreement that states that in the event of the Parent’s sale to a third party, the Licensor shall reimburse the Licensee for reasonable costs and expenses incurred in the preparation, submission, maintenance, prosecution, and enforcement process.

(28)	Segment reporting

The Group operates in one operating segment. Operating segments are defined as components of an enterprise about which separate financial information is evaluated regularly by the chief operating decision maker (“CODM”) in deciding how to allocate resources and assessing performance. The Group’s CODM role is fulfilled by the Executive Leadership Team, who allocates resources and assesses performance based upon consolidated financial information. The geographic segments for the long-lived assets and ROU assets are disclosed below.

There are no external customers that account for more than 10% of sales for the reporting period.

OSR HOLDINGS CO., LTD. AND SUBSIDIARIES

Notes to The Consolidated Financial Statements

December 31, 2024 and 2023

The Group’s subsidiaries operate in two geographic areas: Asia (Republic of Korea) and Europe (Switzerland and Germany). A break-down of the long-lived assets and ROU assets as of December 31, 2024 and 2023 is as follows:

(In Korean won)
	December 31, 2024
	Asia		Europe	Total
Office equipment	₩	39,560,713	-	₩	39,560,713
Tools and instruments		33,350,272	-		33,350,272
Machinery and equipment		32,709,091	-		32,709,091
Facilities		229,358,179	80,242,437		309,600,616
Vehicles		13,780,909	-		13,780,909
		348,759,164	80,242,437		429,001,601
Less accumulated depreciation		(346,785,618)	(78,784,841)		(425,570,459)
Equipment and vehicles, net	₩	1,973,546	1,457,596	₩	3,431,142

ROU assets	₩	312,903,035	-	₩	312,903,035
Less accumulated amortization		(197,531,413)	-		(197,531,413)
ROU assets, net	₩	115,371,622	-	₩	115,371,622

(In Korean won)
	December 31, 2023
	Asia		Europe	Total
Office equipment	₩	39,560,713	-	₩	39,560,713
Tools and instruments		33,350,272	-		33,350,272
Machinery and equipment		32,709,091	-		32,709,091
Facilities		229,358,179	145,510,526		374,868,705
Vehicles		39,785,349	-		39,785,349
		374,763,604	145,510,526		520,274,130
Less accumulated depreciation		(355,432,393)	(142,115,123)		(497,547,516)
Equipment and vehicles, net	₩	19,331,211	3,395,403	₩	22,726,614

ROU assets	₩	342,790,028	-	₩	342,790,028
Less accumulated amortization		(132,439,493)	-		(132,439,493)
ROU assets, net	₩	210,350,535	-	₩	210,350,535

The geographic break-down information on the other financial statement captions are considered impractical due to their immaterial nature.

OSR HOLDINGS CO., LTD. AND SUBSIDIARIES

Notes to The Consolidated Financial Statements

December 31, 2024 and 2023

(29)	Subsequent events

The Group has evaluated subsequent events from the balance sheet date through March 28, 2025, the date at which the consolidated financial statements were available to be issued and determined that there are no other items to disclose, except the following event below.

On February 14, 2025, the Company closed a business combination with Bellevue Life Sciences Acquisition Corp. (“BLAC”), a Special Purpose Acquisition Company. Pursuant to the Merger Agreement, BLAC merged with and into the Company, with OSR Holdings surviving as a wholly-owned subsidiary of BLAC. Upon closing, BLAC changed its name to OSR Holdings, Inc., and starting from February 18, 2025, began trading its common stock and warrants on the Nasdaq Stock Market LLC with trading symbol “OSRH” and “OSRHW”, respectively.

The Mergers will be accounted for as a reverse recapitalization. The Company was deemed the accounting acquirer with OSR Holdings, Inc. as the successor registrant. As such, BLAC will be treated as the acquired company for financial reporting purposes.